Exhibit 99.1
DEMANDWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2016 and for the three and six months ended June 30, 2016 and 2015 and the notes related thereto

DEMANDWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$125,369	$114,989
Short-term investments	72,931	82,020
Accounts receivable-net of allowance for doubtful accounts of $2,063 and $1,328 at June 30, 2016 and December 31, 2015, respectively	54,323	60,793
Prepaid expenses and other current assets	15,119	8,424
Total current assets	267,742	266,226
Property and equipment, net	30,443	21,862
Intangible assets, net	21,214	23,805
Goodwill	59,465	59,465
Other assets	6,542	6,040
Total assets	$385,406	$377,398
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$5,764	$2,866
Accrued expenses	37,306	37,287
Deferred revenue	32,892	31,426
Total current liabilities	75,962	71,579
Long-term liabilities:
Deferred revenue	17,775	15,133
Other long-term liabilities	3,553	2,763
Total liabilities	97,290	89,475
Commitments and contingencies (Note 9)
Redeemable noncontrolling interest	0	457
Stockholders equity:
Preferred stock, $0.01 par value per share-10,000 shares authorized	0	0
Common stock, $0.01 par value per share-240,000 shares authorized, 37,031 and 36,224 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	370	362
Additional paid-in capital	469,008	437,137
Accumulated other comprehensive loss	(744)	(858)
Accumulated deficit	(180,518)	(149,175)
Total stockholders equity	288,116	287,466
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$385,406	$377,398

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEMANDWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription	$60,318	$44,174	$117,080	$87,422
Services and other	12,946	9,684	23,264	16,712
Total revenue	73,264	53,858	140,344	104,134
Cost of revenue:
Subscription	12,989	9,712	24,849	18,585
Services and other	8,726	6,575	17,425	12,745
Total cost of revenue	21,715	16,287	42,274	31,330
Gross profit	51,549	37,571	98,070	72,804
Operating expenses:
Sales and marketing	33,363	29,026	60,267	50,335
Research and development	20,604	16,504	39,679	30,187
General and administrative	17,229	12,191	29,369	23,595
Total operating expenses	71,196	57,721	129,315	104,117
Loss from operations	(19,647)	(20,150)	(31,245)	(31,313)
Other income:
Interest income	230	92	444	191
Other income	101	90	54	279
Other income, net	331	182	498	470
Loss before income taxes	(19,316)	(19,968)	(30,747)	(30,843)
Income tax provision (benefit)	445	139	854	(5,456)
Net loss	(19,761)	(20,107)	(31,601)	(25,387)
Less: Net loss attributable to noncontrolling interest	(109)	(86)	(258)	(144)
Less: Redeemable noncontrolling interest adjustments to redemption value	138	0	138	0
Net loss attributable to Demandware common stockholders	$(19,790)	$(20,021)	$(31,481)	$(25,243)
Net loss per share attributable to Demandware common stockholders, basic and diluted	$(0.54)	$(0.56)	$(0.86)	$(0.71)
Weighted average number of common shares outstanding, basic and diluted	36,710	35,718	36,517	35,540

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEMANDWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(19,761)	$(20,107)	$(31,601)	$(25,387)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(184)	22	75	(318)
Unrealized gain on marketable securities, net of tax	26	11	75	22
Other comprehensive (loss) income	(158)	33	150	(296)
Total comprehensive loss	(19,919)	(20,074)	(31,451)	(25,683)
Less: Net loss attributable to noncontrolling interest	(109)	(86)	(258)	(144)
Less: Other comprehensive income (loss) attributable to noncontrolling interest	6	(26)	36	(16)
Total comprehensive loss attributable to Demandware	$(19,816)	$(19,962)	$(31,229)	$(25,523)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEMANDWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,601)	$(25,387)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,607	5,772
Consulting expense settled with a restricted stock unit award	0	555
Bad debt expense	1,145	571
Stock-based compensation	20,443	16,786
Deferred income taxes	75	(5,977)
Amortization of premium on marketable securities	164	202
Other non-cash reconciling items	53	60
Changes in operating assets and liabilities:
Accounts receivable	5,356	7,082
Prepaid expenses and other current assets	(6,714)	(773)
Accounts payable	2,466	130
Accrued expenses	(190)	(2,011)
Deferred revenue	4,089	1,403
Other assets and liabilities	126	3,341
Net cash provided by operating activities	3,019	1,754
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,371)	(13,291)
Purchase of marketable securities	(38,636)	(51,131)
Sale and maturity of marketable securities	47,636	71,486
Acquisition, net of cash acquired	0	(54,733)
Net cash used in investing activities	(4,371)	(47,669)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shares purchased under Employee Stock Purchase Plan	937	803
Proceeds from exercise of stock options	10,638	4,980
Net cash provided by financing activities	11,575	5,783
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	157	(535)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,380	(40,667)
CASH AND CASH EQUIVALENTS Beginning of period	114,989	158,827
CASH AND CASH EQUIVALENTS End of period	$125,369	$118,160
SUPPLEMENTARY INFORMATION:
Income taxes paid	$739	$296
NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment included in accounts payable and accrued expenses	$498	$710
Reclassification of redeemable noncontrolling interest from temporary equity to liability	373	0

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEMANDWARE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION AND SUMMARY OF BASIS OF PRESENTATION
Company Overview-Demandware, Inc. (the “Company”) provides enterprise-class cloud commerce solutions for retailers and branded manufacturers, including solutions for digital commerce and point of sale, as well as order management and predictive intelligence capabilities. The Company’s Demandware Commerce offering is a combination of the Company’s cloud platform, community and related services that enables customers to establish and execute complex digital commerce strategies. Demandware Commerce facilitates global expansion, omni-channel processes, multi-brand and multi-site rollouts, predictive merchandising and in-store operations. The foundation of the Company’s offering is the Company’s technology platform, the Demandware Commerce Cloud. Through the Company’s highly scalable, secure and open platform, the Company’s customers create seamless brand experiences to reach their consumers across all digital touch points globally, including ecommerce sites, mobile applications, social media channels and in the store.
The Company sells subscriptions to its cloud software and related services through both a direct sales force and indirect channels. The Company’s current customers consist primarily of retailers and branded manufacturers that operate principally in the following vertical markets: apparel and footwear, health and beauty, home and garden, sporting goods, electronics, jewelry and other categories.
The Company conducts its domestic operations through its headquarters in Burlington, Massachusetts and conducts its international operations through its direct and indirect subsidiaries in Germany, the United Kingdom, France, Spain, Sweden, Italy, the Netherlands, Australia, China, Hong Kong, India, Singapore and its joint venture in Japan.
Basis of Presentation and Consolidation-The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applicable to interim periods, under the rules and regulations of the United States Securities and Exchange Commission (“SEC”), and on a basis substantially consistent with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2015. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the interim periods reported and of the Company’s financial condition as of the date of the interim balance sheet. The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional information relative to certain estimates or to identify matters that require additional disclosure. Interim results are not necessarily indicative of the results for any other interim period or for the entire year. The consolidated financial statements include the accounts of the Company and those entities in which it has a controlling interest. All intercompany transactions have been eliminated in consolidation. Tomax Corporation’s results of operations have been included in the Company’s consolidated financial statements since January 12, 2015, the date of acquisition (see Note 4, Business Combination, in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2016).
The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited financial statements at that date. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2016.
Changes in Presentation-Changes have been made to the prior period presentation in the condensed consolidated statements of cash flows to conform to the current period presentation. Amounts previously classified as changes in other current liabilities are now included in changes in accrued expenses.
Recently Issued Accounting Pronouncements-In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” ("ASU 2014-09"). The comprehensive new standard will supersede existing revenue recognition guidance and require revenue to be recognized when promised goods or services are transferred to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services. The guidance will also require that certain contract costs incurred to obtain or fulfill a contract, such as sales commissions, be capitalized as an asset and amortized as revenue is recognized. In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations” ("ASU 2016-08"), which amends ASU 2014-09 to improve the operability and understandability of the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU No. 2016-10,

“Identifying Performance Obligations and Licensing” ("ASU 2016-10"), which amends the standard of ASU 2014-09’s guidance on identifying performance obligations and the implementation guidance on licensing. In May 2016, the FASB issued ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” ("ASU 2016-12"), which amends certain aspects of ASU 2014-09, including transition, collectability, noncash consideration and the presentation of sales and other similar taxes, to address certain implementation issues and clarify the new revenue standard’s core revenue recognition principles. Adoption of these new revenue accounting standards could affect the timing of both revenue recognition and recognition of contract costs for certain transactions and the presentation of revenue within the financial statements. The guidance permits two implementation approaches, one requiring retrospective application of the new standard with restatement of prior years and one requiring retrospective application of the new standard with cumulative effect recognized as of the date of adoption and disclosure of results under the previous standard. For the Company, the new standard will be effective January 1, 2018. The Company is currently evaluating the impact of adoption and the implementation approach to be used.
In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) ("ASU 2016-02"). The updated standard aims to increase transparency and comparability among organizations by requiring lessees to recognize lease assets and lease liabilities on the balance sheet and requiring disclosure of key information about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting” ("ASU 2016-09"), which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2016-09 on its consolidated financial statements.
In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments” ("ASU 2016-13"), which adds to U.S. GAAP an impairment model that is based on expected losses rather than incurred losses. ASU 2016-13 is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company does not believe that the adoption of ASU 2016-13 will have a material impact on the Company’s consolidated financial statements.
Recently Adopted Accounting Pronouncements -Effective January 1, 2016, the Company adopted ASU No. 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement” (“ASU 2015-05”). This standard provides guidance on internal use software to clarify how customers in cloud computing arrangements should determine whether the arrangement includes a software license, which would be accounted for under the Accounting Standards Codification No. 350-40, “Internal-Use Software”. The adoption of ASU 2015-05 did not have a material impact on the Company’s consolidated financial statements.
Effective January 1, 2016, the Company adopted ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments” (“ASU 2015-16”). This standard requires an acquirer to recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 also requires separate presentation on the face of the income statement, or disclosure in the notes, of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amount had been recognized as of the acquisition date. The adoption of ASU 2015-16 did not have a material impact on the Company’s consolidated financial statements.

2. NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
The Company calculates basic and diluted net loss per common share by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has excluded all potentially dilutive shares, which include outstanding common stock options, unvested restricted stock and unvested restricted stock units, from the weighted average number of common shares outstanding as their inclusion in the computation for all periods would be anti-dilutive due to net losses. The Company’s unvested restricted stock is not considered participating securities under the authoritative guidance since any dividends earned on unvested restricted shares are required to be returned if unvested shares are forfeited. The following common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders because they had an anti-dilutive impact (in thousands):

	Three and
	Six Months Ended June 30,
	2016	2015
Options to purchase common stock	1,985	2,431
Unvested restricted stock	1,332	1,692
Unvested restricted stock units	688	0

3. CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
A summary of the Company’s cash equivalents and short-term investments at June 30, 2016 is as follows (in thousands):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Cash Equivalents:
Money market funds	$102,212	$0	$0	$102,212
Certificates of deposit	1,221	0	0	1,221
	$103,433	$0	$0	$103,433
Short-Term Investments:
Government agency bonds	$35,491	$21	$0	$35,512
Corporate bonds	4,353	0	0	4,353
Municipal securities	23,593	6	(1)	23,598
Certificates of deposit	9,466	2	0	9,468
	$72,903	$29	$(1)	$72,931

A summary of the Company’s cash equivalents and short-term investments at December 31, 2015 is as follows (in thousands):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Cash Equivalents:
Money market funds	$101,664	$0	$0	$101,664
Certificates of deposit	1,909	0	0	1,909
	$103,573	$0	$0	$103,573
Short-Term Investments:
Government agency bonds	$15,142	$0	$(21)	$15,121
Corporate bonds	7,403	0	(8)	7,395
Municipal securities	41,694	6	(19)	41,681
Certificates of deposit	17,828	0	(5)	17,823
	$82,067	$6	$(53)	$82,020

The contractual maturity dates for the Company’s available-for-sale investments that are classified as short-term investments in the consolidated balance sheets are one year or less from the respective balance sheet dates.

4. DERIVATIVE INSTRUMENTS
The Company conducts business in a number of foreign countries and transacts business in various foreign currencies. Foreign currency exposures typically arise from transactions denominated in a currency other than the functional currency. The Company utilizes foreign currency forward contracts to offset the risks associated with the effect of certain foreign currency exposures. These contracts are entered into so that gains or losses in the Company’s foreign currency exposures are offset by losses or gains on the forward contracts in order to mitigate the risks and volatility associated with the Company’s foreign currency transactions. The Company had the following outstanding foreign currency forward contracts as of June 30, 2016 and December 31, 2015 (in thousands):

	June 30, 2016	December 31, 2015
Currency	Notional Value	Notional Value
Euro	7,000	5,800
British Pounds Sterling	7,000	3,000
Australian Dollar	600	0

The Company has not designated these forward contracts as hedging instruments, and accordingly, the Company recorded the fair value of these contracts at the end of each reporting period in its consolidated balance sheet, with changes in the fair value recorded in earnings as other income in the Company’s consolidated statements of operations.

5. FAIR VALUE MEASUREMENTS
Financial instruments, including cash equivalents, accounts receivable, accounts payable, and accrued expenses are carried in the consolidated financial statements at amounts that approximate fair value at June 30, 2016 and December 31, 2015. Fair values are based on market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.
GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1-Quoted prices in active markets for identical assets or liabilities.

•	Level 2-Other inputs that are observable directly or indirectly, such as quoted prices for similar assets and liabilities or market corroborated inputs.

•
Level 3-Unobservable inputs are used when little or no market data is available, which requires the Company to develop its own assumptions about how market participants would value the assets or liabilities.

The following table details the fair value measurements within the fair value hierarchy of the Company’s financial assets at June 30, 2016 and December 31, 2015 (in thousands):

		Fair Value Measurements Using
	Amounts at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At June 30, 2016
Assets-Cash Equivalents:
Money market funds	$102,212	$102,212	$0	$0
Certificates of deposit	1,221	0	1,221	0
Assets-Short-Term Investments:
Government agency bonds	$35,512	$0	$35,512	$0
Corporate bonds	4,353	0	4,353	0
Municipal securities	23,598	0	23,598	0
Certificates of deposit	9,468	0	9,468	0
Assets-Derivative Instruments:
Foreign currency forward contracts	$61	$0	$61	$0

At December 31, 2015
Assets-Cash Equivalents:
Money market funds	$101,664	$101,664	$0	$0
Certificates of deposit	1,909	0	1,909	0
Assets-Short-Term Investments:
Government agency bonds	$15,121	$0	$15,121	$0
Corporate bonds	7,395	0	7,395	0
Municipal securities	41,681	0	41,681	0
Certificates of deposit	17,823	0	17,823	0
Assets-Derivative Instruments:
Foreign currency forward contracts	$5	$0	$5	$0

When developing fair value estimates, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs. When available, the Company uses quoted market prices to measure fair value. If market prices are not available, the fair value measurement is based on models that use primarily market based parameters including yield curves, volatilities, credit ratings and currency rates. In certain cases for which market rate assumptions are not available, the Company is required to make judgments about assumptions market participants would use to estimate the fair value of a financial instrument.
The valuation technique used to measure fair value for the Company’s Level 1 and Level 2 assets is a market approach that uses prices and other relevant information generated by market transactions involving identical or comparable assets. There were no Level 3 financial assets or liabilities at June 30, 2016 and December 31, 2015.

6. INTANGIBLE ASSETS
Intangible assets as of June 30, 2016 are as follows (in thousands, except term information):

		As of June 30, 2016
	Weighted Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	6.1	$25,700	$7,715	$17,985
Customer relationships	8.1	1,900	510	1,390
Trademarks	2.0	410	304	106
Internal use software	4.7	2,133	400	1,733
Total	6.1	$30,143	$8,929	$21,214

Intangible assets as of December 31, 2015 are as follows (in thousands, except term information):

		As of December 31, 2015
	Weighted Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	6.1	$25,700	$5,600	$20,100
Customer relationships	8.1	1,900	365	1,535
Trademarks	2.0	410	204	206
Internal use software	4.7	2,133	169	1,964
Total	6.1	$30,143	$6,338	$23,805

Amortization expense related to intangible assets was $1.3 million and $2.6 million for the three and six months ended June 30, 2016, respectively. Amortization expense related to intangible assets was $1.2 million and $2.4 million for the three and six months ended June 30, 2015, respectively.
Future estimated amortization expense for intangible assets as of June 30, 2016 is as follows (in thousands):

Remainder of 2016	$2,579
2017	4,878
2018	4,635
2019	3,936
2020	2,494
Thereafter	2,692
Total	$21,214

7. ACCRUED EXPENSES
Accrued expenses consisted of the following (in thousands):

	June 30, 2016	December 31, 2015
Compensation and other payroll related expenses	$13,192	$7,094
Bonuses	6,225	9,918
Commissions	5,676	5,066
Acquisition related contingent compensation	4,025	7,633
Other	8,188	7,576
Total	$37,306	$37,287

8. NONCONTROLLING INTEREST
On September 30, 2014, the Company signed an agreement (the “JV Agreement”) to establish a joint venture, Demandware K.K., in Japan. The Company contributed approximately $2.5 million to the joint venture in cash in exchange for 75% of its outstanding shares of common stock, and another investor contributed $0.8 million to the joint venture in cash in exchange for the remaining 25% of its outstanding shares of common stock. All shares of the common stock held by the noncontrolling investor are callable by the Company or puttable by the noncontrolling investor during a defined exit period or upon certain contingent events such as a change of control or a deadlock. The redeemable noncontrolling interest was initially classified outside of permanent equity in the Company’s consolidated balance sheet primarily due to the put right available to the redeemable noncontrolling interest holders in the future which may be settled in cash or common stock of the Company. The balance of the redeemable noncontrolling interest was reported at the greater of the initial carrying amount adjusted for the redeemable noncontrolling interest’s share of earnings, or its estimated redemption value.
On May 31, 2016, salesforce.com, inc. agreed to purchase all of the outstanding shares of the Company’s common stock. On June 7, 2016, pursuant to the terms of the JV Agreement, the Company exercised its change of control call option by giving notice to purchase all of the shares of the Demandware K.K. held by the noncontrolling investor immediately prior to the closing of the salesforce.com acquisition. As the redeemable noncontrolling interest became mandatorily redeemable upon the exercise of the call option, the carrying amount of the noncontrolling interest was adjusted to its redemption value and reclassified to accrued expenses.
The changes in the redeemable noncontrolling interest classified as temporary equity in the balance sheet for the six months ended June 30, 2016 are as follows (in thousands):

Balance, December 31, 2015	$457
Net income attributable to noncontrolling interest	(258)
Foreign currency translation adjustments	36
Accretion to redemption value	138
Reclassification of redeemable equity to current liabilities	(373)
Balance, June 30, 2016	$0
As of June 30, 2016, the redemption value of the noncontrolling interest of $0.4 million was included in the accrued expenses within the Company’s consolidated balance sheet.

9. COMMITMENTS AND CONTINGENCIES
Litigation-In the ordinary course of business, the Company is involved in litigation incidental to its business, certain of which include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when it believes that a loss is both probable and reasonably estimable. On a quarterly basis, the Company reviews each of its legal proceedings to determine whether it is probable, reasonably possible or remote that a liability has been incurred and, if it is at least reasonably possible, whether a range of loss can be reasonably estimated. Significant judgment is required to determine both the likelihood of there being a loss and the estimated amount of a loss. The Company’s management is not aware of any pending legal proceeding or other loss contingency, whether asserted or unasserted, affecting the Company for which it might become liable or the outcome of which management expects to have a material impact on the Company. However, the outcome of legal matters is inherently unpredictable and subject to significant uncertainties.
Operating Lease-On June 6, 2016, the Company entered into a First Amendment (the “Lease Amendment”) to its Lease Agreement, dated May 28, 2010, with Piedmont 5 Wall Street Burlington, LLC for the lease of 31,546 rentable square feet (the “Existing Premise”) at 5 Wall Street, Burlington, Massachusetts. Pursuant to the Lease Amendment, the lease term was extended to July 31, 2029 and additional rental spaces will be added to the Existing Premise as they become available during the extended lease term. The Lease Amendment resulted in an additional lease commitment of $71.3 million as of June 30, 2016. The Lease Amendment also gave the Company an option to extend the lease for one additional 10-year period.
Contingent Compensation Payments Related to Acquisitions-As part of its business acquisitions, the Company agreed to pay certain selling equityholders additional consideration contingent upon the continued employment of certain employees for a specified period of time. These contingent payments are payable in cash or shares of the Company’s common stock at the option of the Company. During the six months ended June 30, 2016, the Company has made a cash payment of $7.5 million. The Company expects to make additional payments totaling $0.6 million during the remainder of 2016 and $10.3 million in 2017, contingent upon the continued employment of certain employees.

10. STOCK-BASED AWARDS
Stock Options-The Company’s stock options generally vest over a four-year period and expire 10 years from the date of grant. Upon option exercise, the Company issues shares of common stock.
The following table summarizes information related to stock options outstanding as of June 30, 2016 (in thousands, except per share and term information):

	Shares	Weighted- Average Exercise Price (per Share)	Weighted- Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Exercisable-June 30, 2016	1,720,767	$11.28	4.5	$109,475
Options vested and expected to vest-June 30, 2016	1,977,686	$17.14	4.9	$114,223

Unrecognized compensation expense relating to stock options was $6.8 million at June 30, 2016, which is expected to be recognized over a weighted-average period of approximately two years.
Restricted Stock-The Company’s restricted stock generally vests over a two- or four-year period, and upon vesting, the restrictions lapse and the Company releases shares of common stock. Unrecognized compensation expense relating to restricted stock was $63.3 million at June 30, 2016, which is expected to be recognized over a weighted-average period of approximately three years.
Restricted Stock Units-The Company’s restricted stock units generally vest over a four-year period, and upon vesting, the Company issues shares of common stock. Unrecognized compensation expense relating to restricted stock units was $22.9 million at June 30, 2016, which is expected to be recognized over a weighted-average period of approximately four years.
Employee Stock Purchase Plan-The Employee Stock Purchase Plan (“ESPP”) and its foreign corollaries permit eligible employees to purchase shares of the Company’s common stock through accumulated payroll deductions. 400,000 shares have been allocated for the ESPP. Each offering is a six month period (a “Plan Period”), and the purchase price of the stock is equal to 85% of the lesser of the market value of such shares at the first or last business day of a Plan Period.
Stock-Based Compensation-Stock-based compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the service period, which is generally the vesting period of the equity grant. For awards with a performance-based measure, the Company accrues stock-based compensation expense if it is probable that the performance condition will be achieved. The Company estimates forfeitures at the time of grant and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The following table presents stock-based compensation expense included in the Company’s consolidated statements of operations (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of subscription revenue	$278	$267	$554	$490
Cost of service revenue	955	885	1,917	1,512
Sales and marketing	3,084	2,990	6,097	5,257
Research and development	3,252	3,032	6,841	4,899
General and administration	2,521	2,556	5,034	4,628
Total	$10,090	$9,730	$20,443	$16,786

Stock-based compensation expense for the three and six months ended June 30, 2016 includes $1.0 million and $2.7 million, respectively, related to stock options, $7.5 million and $15.9 million, respectively, related to restricted stock, $1.4 million and $1.5 million, respectively, related to restricted stock units and $0.2 million and $0.3 million, respectively, related to the ESPP. Stock-based compensation expense for the three and six months ended June 30, 2015 includes $1.8 million and $3.5 million, respectively, related to stock options, $7.8 million and $13.1 million, respectively, related to restricted stock and $0.1 million and $0.2 million, respectively, related to the ESPP.

11. INCOME TAXES
The Company’s income tax provision was $0.4 million and $0.9 million and the effective income tax rate was 2.3% and 2.8% for the three and six months ended June 30, 2016, respectively. The income tax provision for the three and six months ended June 30, 2016 is primarily driven by income generated within our foreign subsidiaries that are subject to local income taxes.
The Company’s income tax provision (benefit) was $0.1 million and ($5.5) million and the effective income tax rate was 0.7% and (17.7)% for the three and six months ended June 30, 2015, respectively. The income tax benefit for the three and six months ended June 30, 2015 included the release of $5.8 million of valuation allowance that resulted from the recognition of the deferred tax liabilities in the Tomax Corporation acquisition, which provided evidence to support the recoverability of the deferred tax asset. This benefit was partially offset by the Company’s provision for foreign income taxes.
The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has determined that it is more likely than not that the Company will not utilize the benefits of federal and state deferred tax assets for financial reporting purposes. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets for all periods to date with the exception of the deferred tax assets related to its wholly owned foreign entities.
The Company files federal, state, and foreign income tax returns in jurisdictions with varying statutes of limitations. With few exceptions, all tax years 2004 through 2015 remain subject to examination by federal and most state tax authorities due to the Company’s net operating loss carryforwards. In the Company’s foreign jurisdictions, all tax years remain subject to examination. The Company believes it has adequately reserved for its uncertain tax positions; however, there is no assurance that taxing authorities will not propose adjustments that are more or less than its expected outcome. It is not expected that the amount of unrecognized tax benefits will be recognized in the next twelve months. In addition, the Company does not expect the change in uncertain tax positions to have a material impact on its financial position, results of operations or liquidity.

12. SUBSEQUENT EVENTS
On July 11, 2016, salesforce.com, inc. acquired all of the outstanding shares of common stock of the Company, par value $0.01 per share, at a price of $75.00 per share for an overall transaction value of approximately $2.8 billion (net of cash acquired).
Immediately prior to the closing of the salesforce.com acquisition on July 11, 2016, the Company purchased all of the shares of the Demandware K.K. held by the noncontrolling investor for a total of approximately $1.0 million, which made the Demandware K.K. a wholly owned subsidiary of the Company.